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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported): May 14, 1998 (April 29, 1998)

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                           PROVINCE HEALTHCARE COMPANY
             (Exact name of registrant as specified in its charter)

          Delaware                         0-23639                  62-1710772
(State or other jurisdiction      (Commission File Number)        (IRS Employer
     of incorporation)                                            Identification
                                                                      Number)


105 Westwood Place
Suite 400
Brentwood, Tennessee                                          37027
(Address of principal executive offices)                      (Zip Code)

                                 (615) 370-1377
              (Registrant's telephone number, including area code)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS


         On May 1, 1998, Province Healthcare Company (the "Company") completed the acquisition of substantially all of the assets used in the conduct and operation of the business of Havasu Samaritan Regional Hospital in Lake Havasu City, Arizona from Samaritan Health System, an Arizona non-profit corporation. The purchase price was approximately $105.5 million.

         Pursuant to the terms of the Asset Purchase Agreement, PHC-Lake Havasu, Inc., a wholly-owned subsidiary of the Company, acquired substantially all of the assets of Havasu Samaritan Regional Hospital. These assets included the 119-bed general acute care hospital facility, the real property on which the facility is located and related facilities. The aggregate purchase price of $105.5 million included both cash and assumed debt components.

         In order to finance the acquisition, the Company borrowed $106.00 million pursuant to the terms of its Revolving Credit Facility with a syndicate of banks led by First Union National Bank, as Agent.

         The Company plans to continue operating the assets acquired in the acquisition as a 119-bed general acute care hospital.

         As a result of the acquisition, the Company now owns nine hospitals in five states with a total of 689 licensed beds. The Company also has management agreements for 48 hospitals in 18 states for a total of 3307 beds.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Business Acquired

                  The Company anticipates that the audited financial statements of Havasu Samaritan Regional Hospital as of and for the years ended December 31, 1995, 1996 and 1997 will be filed within 60 days of May 18, 1998.

         (b)      Pro Forma Financial Information.

                  The required pro forma financial statements, giving effect to the asset purchase as if it had occurred on March 31, 1998, as to the balance sheet and on January 1, 1997, as to the income statement, will be filed within 60 days of May 18, 1998.

         (c)      Exhibits:

                  2.1 Asset Purchase Agreement, dated April 29, 1998, between the Company, PHC-Lake Havasu, Inc. and Samaritan Health System.

                  20.1 Copy of the press release, dated April 29, 1998, relating to the completion of the Havasu Samaritan Regional Hospital acquisition.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         PROVINCE HEALTHCARE COMPANY


                                         By: /s/ BRENDA B. RECTOR
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                                             Brenda B. Rector
                                             Vice President and Controller

Date:  May 14, 1998